EXHIBIT 21
                        TELEDYNE, INC. AND SUBSIDIARIES

                          SUBSIDIARIES OF REGISTRANT

                               December 31, 1994


      The following table shows the name and place of incorporation of each subsidiary, except those subsidiaries which, when considered in the aggregate, would not constitute a significant subsidiary. Unless otherwise indicated, each subsidiary is wholly-owned as to voting securities. Also shown are the names under which each subsidiary does business.


 Name and Place of Incorporation    Names Under Which Subsidiaries Do Business
- ---------------------------------   ------------------------------------------

Teledyne Industries, Inc.           Teledyne Air Centers
   (California) subsidiary of       Teledyne Advanced Materials
   Teledyne, Inc.                   Teledyne Aircraft Products
                                    Teledyne Allvac
                                    Teledyne Brown Engineering
                                    Teledyne Casting Service
                                    Teledyne Continental Motors
                                    Teledyne Controls
                                    Teledyne Coordinators
                                    Teledyne Economic Development
                                    Teledyne Electronic Technologies
                                    Teledyne Fluid Systems
                                    Teledyne International Offices
                                    Teledyne Laars
                                    Teledyne Minerals
                                    Teledyne Packaging
                                    Teledyne Portland Forge
                                    Teledyne Rodney Metals
                                    Teledyne Ryan Aeronautical
                                    Teledyne Specialty Equipment
                                    Teledyne Vehicle Systems
                                    Teledyne Wah Chang
                                    Teledyne Water Pik

Teledyne Canada, Limited (Ontario)  Teledyne Advanced Materials-
   subsidiary of Teledyne,             Firth Sterling Canada
   Industries Canada Limited        Teledyne Harfac Welding Products
   (Ontario)                        Teledyne Specialty Equipment

Teledyne Electronic Systems, Inc.   Teledyne Electronic Systems
   subsidiary of Teledyne Systems
   Company, Inc.

Teledyne Industries Canada Limited  Teledyne Fluid Systems-Farris Engineering
   (Ontario) subsidiary of          Teledyne Laars-Still Man Products
   Teledyne, Inc.                   Teledyne Water Pik Canada

Teledyne Princeton Inc.             Teledyne Specialty Equipment-
   subsidiary of Teledyne Canada,      Princeton Products
   Limited

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